--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                           AMENDED AND RESTATED
                                                         AS OF NOVEMBER 20, 1996




                                     BYLAWS



                                       OF



                      CONSOLIDATED FREIGHTWAYS CORPORATION



                     INCORPORATED UNDER THE LAWS OF DELAWARE






--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                     BYLAWS
                                       OF
                      CONSOLIDATED FREIGHTWAYS CORPORATION


ARTICLE I:

     LOCATION AND OFFICES

SECTION 1:1.   Principal Office..............................................  1
SECTION 1:2.   Other Offices.................................................  1

ARTICLE II:

     STOCKHOLDERS

SECTION 2:1.   Annual Meeting................................................  1
SECTION 2:2.   Business to be Conducted at Annual Meeting....................  2
SECTION 2:3.   Special Meetings..............................................  3
SECTION 2:4.   Place of Meetings.............................................  3
SECTION 2:5.   Notice of Meetings............................................  3
SECTION 2:6.   Rules of Conduct................................................4
SECTION 2.7.   Quorum and Voting.............................................  4
SECTION 2:8.   Voting; Proxy.................................................  5
SECTION 2:9.   Voting by Fiduciaries, Pledgees and Pledgors..................  6
SECTION 2:10.  Nomination of Directors.......................................  6
SECTION 2:11.  List of Stockholders..........................................  7


ARTICLE III:

     DIRECTORS

SECTION 3:1.   General Powers................................................  8
SECTION 3:2.   Number and Qualifications.....................................  8
SECTION 3:3.   Election; Resignation.........................................  8
SECTION 3:4.   Meetings......................................................  9
SECTION 3:5.   Quorum........................................................  9
SECTION 3:6.   Committees....................................................  9

SECTION 3:7.   Waiver of Notice.............................................. 10
SECTION 3:8.   Consent....................................................... 10
SECTION 3:9.   Notice to Members of the Board................................ 10
SECTION 3:10.  Presiding Officer............................................. 11
SECTION 3:11.  Compensation.................................................. 11
SECTION 3:12.  Interested Directors.......................................... 11

ARTICLE IV:

     OFFICERS

SECTION 4:1.   Appointment................................................... 12
SECTION 4:2.   Tenure........................................................ 12
SECTION 4:3.   Salaries...................................................... 12
SECTION 4:4.   Chairman of the Board......................................... 12
SECTION 4:5.   President. ................................................... 13
SECTION 4:6.   Vice Presidents. ............................................. 13
SECTION 4:7.   Secretary..................................................... 14
SECTION 4:8.   Treasurer. ................................................... 14
SECTION 4:9.   Other Officers................................................ 15

ARTICLE V:

     CAPITAL STOCK AND DIVIDENDS

SECTION 5:1.   Certificates for Shares....................................... 15
SECTION 5:2.   Transfers..................................................... 15
SECTION 5:3.   Regulations Governing Issuance and Transfers
               of Shares..................................................... 16
SECTION 5:4.   Transfer Agents and Registrars................................ 16
SECTION 5:5.   Lost or Destroyed Certificates................................ 16
SECTION 5:6.   Fractions of Shares........................................... 16
SECTION 5:7.   Determination of Stockholders................................. 17
SECTION 5:8.   Record Date................................................... 17


ARTICLE VI:

     OTHER SECURITIES OF THE CORPORATION......................................17

ARTICLE VII:

     INDEMNIFICATION

SECTION 7:1.   General Indemnification....................................... 18
SECTION 7:2.   Insurance, Indemnification Agreements and
               Other Matters................................................. 18
SECTION 7:3.   Nonexclusivity................................................ 19

ARTICLE VIII:

     MISCELLANEOUS

SECTION 8:1.   Voting Shares in Other Corporations........................... 19
SECTION 8:2.   Execution of Other Papers and Documents....................... 19
SECTION 8:3.   Corporate Seal................................................ 20
SECTION 8:4.   Books and Records............................................. 20
SECTION 8:5.   Fiscal Year................................................... 20
SECTION 8:6.   Amendments.................................................... 20

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                      CONSOLIDATED FREIGHTWAYS CORPORATION


                         ARTICLE I: LOCATION AND OFFICES


PRINCIPAL OFFICE.

     SECTION 1:1. The principal office of Consolidated Freightways Corporation (the "Corporation") shall be at such place as the Board of Directors of the Corporation (the "Board") may from time to time determine, but until a change is effected such principal office shall be at 175 Linfield Drive in the City of Menlo Park, California.

OTHER OFFICES.

     SECTION 1:2. The Corporation may also have other offices, in such places (within or without the State of Delaware) as the Board may from time to time determine.

                            ARTICLE II:  STOCKHOLDERS

ANNUAL MEETING.

     SECTION 2:1. An annual meeting of the stockholders of the Corporation shall be held at 10:00 o'clock a.m. on the last Monday of April of each year, beginning in 1997, if not a legal holiday, and if a legal holiday then on the next succeeding day not a legal holiday or on such other date as shall be designated from time to time by the Board. The purpose of the meeting shall be to elect directors and to transact such other business as properly may be brought before the meeting. If the Corporation shall fail to hold said meeting for the election of directors on the date aforesaid, the Board shall cause the election to be held by the stockholders as soon thereafter as convenient.

BUSINESS TO BE CONDUCTED AT ANNUAL MEETING.

     SECTION 2:2.1 At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of the meeting, (ii) by or at the direction of the Board (or any duly organized committee thereof), or (iii) by any stockolder of the Corporation who is a stockholder of record on the date of giving of the notice provided for in this Section 2:2 and on the record date for the determination of stockholders entitled to vote at such meeting and who has complied with the notice procedures set forth in this Section 2:2.

     SECTION 2:2.2 In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice in proper written form to the Secretary which notice is not withdrawn by such stockholder at or prior to such annual meeting.

     SECTION 2:2.3 To be timely, a stockholder's notice to the Secretary must be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the first anniversary date of the preceding year's annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

     SECTION 2:2.4 To be in proper written form, such stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at such meeting;
(ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class, series and the number of shares of the Corporation's stock which are beneficially owned by such stockholder, and the beneficial owner, if any, on whose behalf the proposal is made; (iv) a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder or beneficial owner and any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; and (v) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     SECTION 2:2.5 Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2:2. The chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Section 2:2; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

SPECIAL MEETINGS.

     SECTION 2:3. Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of the entire Board. Special meetings of the stockholders of the Corporation may not be called by any other person or persons. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting as provided in
Section 2:5, and only such business as is stated in such notice shall be acted upon thereat.

PLACE OF MEETINGS.

     SECTION 2:4. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place, within or without the State of Delaware, as may be determined by the Board and stated in the notice of the meeting.

NOTICE OF MEETINGS.

     SECTION 2:5. Written notice of each meeting of the stockholders stating the place, date, and hour of the meeting, and, in case of a special meeting or where otherwise required by statute, the purpose or purposes for which the meeting is called, shall be delivered by mail not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the person calling the meeting, to each stockholder entitled to vote at such meeting. The notice of a stockholders' meeting shall be deemed to be delivered when deposited in the United States mail with postage prepaid, addressed to each stockholder at such stockholder's address as it appears on the records of the Corporation.


RULES OF CONDUCT.

     SECTION 2:6. The Board of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, determined by the Board or the chairman of the meeting, meeting of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.


QUORUM AND VOTING.

     SECTION 2:7.1 The holders of a majority of the outstanding shares (exclusive of treasury stock) entitled to vote at any meeting of the stockholders, when present in person or by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute, the Certificate of Incorporation of the Corporation or these Bylaws; but in the absence of such a quorum the holders of a majority of the shares represented at the meeting shall have the right successively to adjourn the meeting to a specified date. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 2:7.2 The absence from any meeting of the number of shares required by statute, the Certificate of Incorporation of the Corporation or these Bylaws for action upon one matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shares required in respect of such other matters shall be present.

     SECTION 2:7.3 When a quorum is present at any meeting of the stockholders, the vote of the holders (present in person or represented by proxy) of a majority of the shares of stock which are actually voted (and have the power to vote) on any proposition or question properly brought to a vote at such meeting shall decide any such proposition or question, unless the proposition or question is one upon which by express provision of statute or of the Certificate of Incorporation, or of these Bylaws, a different vote is required, in which case such express provision shall govern and establish the number of votes required to determine such proposition or question.

VOTING; PROXY.

     SECTION 2:8.1 Whenever the law requires or the chairman of the meeting orders that a vote be taken by ballot, each stockholder entitled to vote on a particular question at a meeting of stockholders, pursuant to law or the Certificate of Incorporation, shall be entitled to one vote for each share of voting stock held by such stockholder. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum. The date for determining the stockholders entitled to vote at a meeting of the stockholders shall be determined pursuant to Section 5:8.

     SECTION 2:8.2 Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy; but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

VOTING BY FIDUCIARIES, PLEDGEES AND PLEDGORS.

     SECTION 2:9. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee or the pledgee's proxy may represent such stock and vote thereon.

NOMINATION OF DIRECTORS.

     SECTION 2:10.1 Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise expressly provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 2:10 and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2:10.

     SECTION 2:10.2 In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     SECTION 2:10.3 To be timely, a stockholder's notice to the Secretary must be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary date of the preceding year's annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

     SECTION 2:10.4 To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class, series and the number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice or the beneficial owner on whose behalf the nomination is made, (A) the name and address of such stockholder as they appear on the Corporation's books, (B) the class or series and the number of shares of the Corporation's stock which are beneficially owned by such stockholder or beneficial owner, (C) a description of all arrangements or understandings between such stockholder or beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder or beneficial owner, (D) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (E) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     SECTION 2:10.5 No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2:10. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

LIST OF STOCKHOLDERS.

     SECTION 2:11. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this
Section 2:11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


                             ARTICLE III: DIRECTORS

GENERAL POWERS.

     SECTION 3:1. The Board shall control and manage the business and property of the Corporation. The Board may exercise all such powers of the Corporation and do all lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders or some particular officer of the Corporation.

NUMBER AND QUALIFICATIONS.

     SECTION 3:2. The number of directors shall be determined from time to time by resolution of the Board in accordance with the terms of Article FIFTH of the Certificate of Incorporation.

ELECTION; RESIGNATION.

     SECTION 3:3. Except as provided in the Certificate of Incorporation with respect to the filling of vacancies, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any director may resign at any time upon written notice to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board. If no such specification is made, it shall be deemed effective at the pleasure of the Board. Directors need not be stockholders. The directors who are to be elected at the annual meeting of the stockholders shall be elected by ballot by the holders of shares entitled to vote.

MEETINGS.

     SECTION 3:4.1. The Board of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman, if there be one, the President or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or facsimile transmission on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     SECTION 3:4.2. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in the meeting in this manner shall constitute presence in person at such meeting.

QUORUM.

     SECTION 3:5. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

COMMITTEES.

     SECTION 3:6. The Board shall have the following committees: a Compensation Committee and an Audit Committee. The Board may, by resolution passed by a majority of the entire Board, designate one or more additional committees. Each committee shall consist of three or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board when required.

WAIVER OF NOTICE.

     SECTION 3:7. Any notice which is required by law or by the Certificate of Incorporation or by these Bylaws to be given to any director may be waived in writing, signed by such director, whether before or after the time stated therein. Attendance of a director at any meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

CONSENT.

     SECTION 3:8. Any action required or permitted to be taken at any meeting of the Board (or of any committee thereof) may be taken without a meeting if all members of the Board (or committee) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board (or committee).

NOTICE TO MEMBERS OF THE BOARD.

     SECTION 3:9. Each member of the Board shall file with the Secretary of the Corporation an address to which mail, by hand deliveries or overnight commercial courier deliveries may be transmitted and, if appropriate, a telephone number to which facsimile notices may be transmitted. A notice mailed, delivered by hand or by overnight commercial courier (receipt requested) or transmitted by facsimile (with confirmation receipt) in accordance with the instructions provided by the director shall be deemed sufficient notice. Such address or telephone number may be changed at any time and from time to time by a director by giving written notice of such change to the Secretary. Failure on the part of any director to keep an address and, if applicable, telephone number on file with the Secretary shall automatically constitute a waiver of notice of any regular or special meeting of the Board which might be held during the period of time that such address and telephone number, if applicable, are not on file with the Secretary. A notice shall be deemed to be mailed when deposited in the United States mail, postage prepaid. A notice shall be deemed to be delivered by hand or by overnight commercial courier or by facsimile transmission when sent to the address or telephone number, as the case may be, which the director has placed on file with the Secretary, and in the case of facsimile transmission, when a confirmation receipt is received.

PRESIDING OFFICER.

     SECTION 3:10. The Chairman of the Board shall preside at all meetings of the Board at which the Chairman is present. In the absence of the Chairman, the Board shall select a chairman of the meeting from among the directors present.

COMPENSATION.

     SECTION 3:11. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated retainer as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

INTERESTED DIRECTORS.

     SECTION 3:12. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his or their relationship or interest and as to the contract or transaction are dis-closed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                              ARTICLE IV: OFFICERS

APPOINTMENT.

     SECTION 4:1. At the annual meeting of the Board following their election by the stockholders, the directors shall elect from its membership a Chairman of the Board and a President. The Board shall elect such Vice Presidents, a Secretary, a Treasurer, Assistant Secretaries, Assistant Treasurers and such other officers, as the Board may from time to time deem necessary or appropriate.

TENURE.

     SECTION 4:2. Officers appointed by the Board shall hold their respective offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board; and all officers of the Corporation shall hold office until their successors are chosen and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any officer appointed by the Board may be removed by the Board with or without a hearing and with or without cause whenever in its judgment the best interests of the Corporation will be served thereby.


SALARIES.

     SECTION 4:3. The salaries of all officers of the Corporation shall be fixed by the Board (or any committee thereof established for such purpose).


CHAIRMAN OF THE BOARD.

     SECTION 4:4. The Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and of the Board. Either the Chairman of the

Board or the President shall be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign certificates for the stock of the Corporation, with the Secretary (or any Assistant Secretary) or Treasurer (or any Assistant Treasurer), and all bonds, mortgages, contracts, and other instruments of the Corporation which may be authorized by the Board or by such Chairman of the Board or by the President except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board, the Chairman of the Board or the President. During the absence or disability of the President, the Chairman of the Board shall exercise all the powers and discharge all the duties of the President.

PRESIDENT.

     SECTION 4:5. The President shall have general supervision of the business of the corporation and shall see that all orders and resolutions of the Board or the Chairman of the Board are carried into effect. The President may sign certificates for the stock of the Corporation, with the Secretary (or any Assistant Secretary) or Treasurer (or any Assistant Treasurer) and execute all deeds, bonds, mortgages, contracts and other instruments of the Corporation authorized by the Board, by the Chairman of the Board or by such President, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board, the Chairman of the Board or the President. In the absence or disability of the Chairman of the Board, or if there be none, the President shall preside at all meetings of the stockholders and the Board.

VICE PRESIDENTS.

     SECTION 4:6. Each Vice President shall have such powers, duties and designations as the Board (or any committee thereof established for such purpose) assigns to such Vice President. In the absence or disability of the President and the Chairman of the Board, the Vice Presidents, in the order designated by the Board, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may also sign certificates for the stock of the Corporation, with the Secretary (or any Assistant Secretary) or Treasurer (or any Assistant Treasurer), and, when so authorized by these Bylaws, the Board, the Chairman of the Board or the President, may also sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, and shall perform such other duties as from time to time may be assigned to any Vice President by the Board, the Chairman of the Board or the President.

SECRETARY.

     SECTION 4:7. The Secretary shall attend all meetings of the Board and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision such Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board, and if there be no Assistant Secretary, then either the Board or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or other officer. The Board, the Chairman of the Board or the President may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. In the absence of the Secretary from any meeting, the minutes shall be recorded by the person appointed for that purpose by the presiding officer.

TREASURER.

     SECTION 4:8. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board, the Chairman of the Board or the President. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board at its regular meetings, or when the Board so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

OTHER OFFICERS.

     SECTION 4:9. In accordance with Section 4:1, such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                     ARTICLE V: CAPITAL STOCK AND DIVIDENDS

CERTIFICATES FOR SHARES.

     SECTION 5:1. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

TRANSFERS.

     SECTION 5:2. Certificates representing shares of stock of the Corporation shall be transferable only on the books of the Corporation by the person or persons named in the certificate or by the attorney lawfully constituted in writing representing such person or persons and upon surrender of the certificate or certificates being transferred which certificate shall be properly endorsed for transfer or accompanied by a duly executed stock power. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. All certificates surrendered to the Corporation for transfer shall be cancelled.

REGULATIONS GOVERNING ISSUANCE AND TRANSFERS OF SHARES.

     SECTION 5:3. The Board shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

TRANSFER AGENTS AND REGISTRARS.

     SECTION 5:4. Transfer agents and registrars for the Corporation's stock shall be banks, trust companies or other financial institutions located within or without the State of Delaware as shall be appointed by the Board, the Chairman of the Board or the President. The Board shall define the authority of such transfer agents and registrars.

LOST OR DESTROYED CERTIFICATES.

     SECTION 5:5. Where a certificate for shares of the Corporation has been lost or destroyed, the Board may authorize the issuance of a new certificate in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of an open penalty bond with surety satisfactory to the Corporation's Treasurer and General Counsel, if there be one, to protect the Corporation or any person injured by the issuance of the new certificate from any liability or expense which it or they may incur by reason of the original certificate's remaining outstanding, and upon payment of the Corporation's reasonable costs incident thereto.

FRACTIONS OF SHARES.

     SECTION 5:6. The Corporation shall not issue fractions of a share. It shall, however, (1) arrange for the disposition of fractional interests by those entitled thereto, and (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. Scrip or warrants shall not, unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, or to participate in any of the assets of the Corporation in the event of liquidation. The Board may cause scrip or warrants to be issued subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board may impose.

DETERMINATION OF STOCKHOLDERS.

     SECTION 5:7. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

RECORD DATE.

     SECTION 5:8. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed:

     (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board may fix a new record date for the adjourned meeting.

                ARTICLE VI:  OTHER SECURITIES OF THE CORPORATION

     All bonds, debentures and other corporate securities of the Corporation, other than stock certificates, may be signed (by manual or facsimile signature) by the

Chairman of the Board, the President or any Vice President, or such other person as may be authorized by the Board, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested (by manual or facsimile signature) by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, or such other person as may be authorized by the Board. Interest coupons appertaining to any such bond, debenture or other corporate security, shall be signed by the Chairman of the Board, the President, any Vice President, Treasurer or any Assistant Treasurer of the Corporation, or such other person as may be authorized by the Board, or bear imprinted thereon the facsimile signature such person. In case any person who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be an officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

                          ARTICLE VII:  INDEMNIFICATION

GENERAL INDEMNIFICATION.

     SECTION 7:1. The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section 7:1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

INSURANCE, INDEMNIFICATION AGREEMENTS AND OTHER MATTERS.

     SECTION 7:2. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the law. The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing for indemnification to the fullest extent authorized or permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification.

NONEXCLUSIVITY.

     SECTION 7:3. The rights to indemnification conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation of the Corporation, these Bylaws or any agreement, vote of stockholders or directors or otherwise.

                           ARTICLE VIII: MISCELLANEOUS

VOTING SHARES IN OTHER CORPORATIONS.

     SECTION 8:1. The Corporation may vote any and all shares of stock and other securities having voting rights which may at any time and from time to time be held by it in any other corporation or corporations and such vote may be cast either in person or by proxy by such officer of the Corporation as the Board may appoint or, in default of such appointment, the Chairman, the President or a Vice President.

EXECUTION OF OTHER PAPERS AND DOCUMENTS.

     SECTION 8:2. All checks, bills, notes, drafts, vouchers, warehouse receipts, bonds, mortgages, contracts, registration certificates and all other instruments, agreements, papers and documents of the Corporation shall be signed or endorsed for the Corporation by such of its officers, other employees and agents as the Board may from time to time determine, or in the absence of such determination, by the Chairman of the Board, the President or a Vice President.

CORPORATE SEAL.

     SECTION 8:3. The Board shall provide a suitable seal, containing the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware," which seal shall be in the custody of the Secretary of the Corporation, and may provide for one or more duplicates thereof to be kept in the custody of such other officers of the Corporation as the Board may prescribe.

BOOKS AND RECORDS.

     SECTION 8:4. Except as the Board may from time to time direct or as may be required by law, the Corporation shall keep its books and records at its principal office.

FISCAL YEAR.

     SECTION 8:5. The fiscal year of the Corporation shall be fixed by resolution of the Board.

AMENDMENTS.


     SECTION 8:6. These Bylaws may be amended, altered or repealed, or new Bylaws may be adopted (a) by the affirmative vote of eighty percent of the outstanding stock of the Corporation entitled to vote thereon, or (b) by the affirmative vote of the majority of the Board at any regular or special meeting; PROVIDED that the notice of such meeting of stockholders or directors, whether regular or special, shall specify as one of the purposes thereof the making of such amendment, alteration or repeal.